Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-206-8020
otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Reports Changes in Company’s Certifying Accountant

—The Company’s Audit Committee has commenced an immediate search for a new registered independent public accounting firm—

LAKE FOREST, Ca. November 30, 2005-Liquidmetal® Technologies, Inc. (OTCBB: LQMTE) today announced the resignation of Stonefield, Josephson, Inc., the company’s independent registered public accounting firm, effective upon the completion of Stonefield’s review of the company’s interim unaudited financial statements as of and for the three and nine month periods ended September 30, 2005.  Stonefield’s resignation was not a result of any disagreement with the company on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.  The company’s Audit Committee has commenced an immediate search for a new registered independent public accounting firm.  Today, the company also filed a Form 8-K with the U.S. Securities and Exchange Commission providing additional details regarding Stonefield’s resignation.

Liquidmetal Technologies will host a conference call at 8:30am (EST) on Thursday, December 1, 2005 to discuss this change with regard to the company’s auditor.

Listeners may access the conference call live over the Internet from Liquidmetal Technologies’ website http://ir.liquidmetal.com or at http://www.companyboardroom.com.

The dial-in-number to access this operator-assisted listen only call is toll free 1-800-500-0311 or toll 1-719-457-2698 for International callers. Institutional investors can also access the call via CCBN’s password-protected event management site, StreetEvents http://www.streetevents.com.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our anticipated financial results, as well as our plans, future events, objectives, expectations, forecasts, and the assumptions on which those statements are based. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties include: unforeseen events that could further delay completion of the company’s ongoing audit process; pending litigation against the company and its potential outcome; our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.